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EXHIBIT 4.2

        FIRST SUPPLEMENTAL INDENTURE, dated as of January 1, 2000, among AXIA INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 801 Travis Street, Suite 1400, Houston, Texas 77002, STATE STREET BANK AND TRUST COMPANY, a Massachusetts chartered trust company having an office at 225 Asylum Street, Goodwin Square, 23rd Floor, Hartford, Connecticut 06103 (herein called the "Trustee"), and AMES TAPING TOOL SYSTEMS, INC. (herein called "Ames") and TAPETECH TOOL CO., INC. (herein called "TapeTech"), each a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at 801 Travis Street, Suite 1400, Houston, Texas 77002.

                            RECITALS OF THE COMPANY

        WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture, dated as of July 22, 1998 (herein called the "Original Indenture") to provide for the issuance of up to an aggregate principal amount of $150,000,000 of the Company's 10 3/4% Senior Subordinated Notes due July 15, 2008 (the "Notes"); and

        WHEREAS, there is currently outstanding $100,000,000 aggregate principal amount of the Notes; and

        WHEREAS, AXIA FINANCE CORP., an original party to the Original Indenture, has merged with and into the Company and no longer exists separately; and

        WHEREAS, Ames and TapTech are Guarantors; and

        WHEREAS, Section 10.01 of the Original Indenture provides that, subject to certain limitations, without the consent of any holders of the Notes, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may at any time and from time to time enter into an indenture or indentures supplemental to the Original Indenture; and

        WHEREAS, the Company's Board of Directors has duly authorized the substance of the modifications of the Original Indenture hereinafter set forth (the "First Supplemental Indenture") and the execution and delivery of this First Supplemental Indenture; and

        WHEREAS, the respective Boards of Directors of Ames and TapeTech have authorized the execution and delivery of this First Supplemental Indenture; and

        WHEREAS, the Company, Ames, TapeTech and the Trustee desire to execute this First Supplemental Indenture; and

        WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.


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        NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

        1. The Original Indenture shall be modified as follows. Brackets indicate maters to be added.

        SECTION 4.19. Guarantee of Securities by Restricted Subsidiaries, shall be amended to read as follows:

                In the event the Company (i) organizes or acquires any Restricted Subsidiary [(other than a Foreign Subsidiary)] after the Issue Date that is not a Guarantor or (ii) causes or permits any Foreign Subsidiary that is not a Guarantor to, directly or indirectly, guarantee the payment of any Indebtedness of the Company or any Restricted Subsidiary ("Other Indebtedness") then, in each case the Company shall cause such Restricted Subsidiary to simultaneously execute and deliver a supplemental indenture to this Indenture pursuant to which it will become a Guarantor under this Indenture; provided, however, that in the event a Restricted Subsidiary is acquired in a transaction in which a merger agreement is entered into, such Restricted Subsidiary shall not be required to execute and deliver such supplemental indenture until the consummation of the merger contemplated by any such merger agreement; provided, further, that if such Other Indebtedness is (i) Indebtedness that is ranked pari passu in right of payment with the Securities or the Guarantee of such Restricted Subsidiary, as the case may be, the Guarantee of such Subsidiary shall be pari passu in right of payment with the guarantee of the Other Indebtedness; or (ii) Subordinated Indebtedness, the Guarantee of such Subsidiary shall be senior in right of payment to the guarantee of the Other Indebtedness (which guarantee of such Subordinated Indebtedness shall provide that such guarantee is subordinated to the Guarantees of such Subsidiary to the same extent and in the same manner as the Other Indebtedness is subordinated to the Securities or the Guarantee of such Restricted Subsidiary, as the case may
be).

        2. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Original Indenture.

        3. Except as specifically supplemented and amended by this First Supplemental Indenture, the terms and provisions of the Original Indenture shall remain in full force and effect.

        4. The Recitals of the Company preceding Section 1 of this First Supplemental Indenture are statements of the Company, and the Trustee has no responsibility for the accuracy or completeness thereof.

        5. This First Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflicts of laws principles thereof.

                                      -2-


        6. This First Supplemental Indenture may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same First Supplemental Indenture.

                                      -3-

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        6.  This First Supplemental Indenture may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same First Supplemental Indenture.

                                      -3-


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        IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the day and year first above written.


                                          AXIA INCORPORATED

                                                /s/ LYLE J. FEYE
                                          By: _______________________________

                                                    Lyle J. Feye
                                                    Vice President and Treasurer



                                          STATE STREET BANK AND TRUST COMPANY,
                                            as Trustee


                                                /s/ ROBERT L. REYNOLDS
                                          By: ____________________________

                                              Name:  Robert L. Reynolds
                                              Title: Vice President


                                          AMES TAPING TOOL SYSTEMS, INC.
                                            as Guarantor

                                                /s/ LYLE J. FEYE
                                          By: ____________________________
                                                    Lyle J. Feye
                                                    Vice President


                                          TAPETECH TOOL CO., INC.
                                            as Guarantor

                                                /s/ LYLE J. FEYE
                                          By: ____________________________
                                                    Lyle J. Feye
                                                    Vice President

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